                                                                  Exhibit 10.80


                                  EPIMMUNE INC.
                            RESTRICTED STOCK PURCHASE

                                    AGREEMENT


        EPIMMUNE INC. (the "Company") wishes to sell to you, and you wish to purchase, shares of the Company's Common Stock (the "Common Stock") from the Company pursuant to the provisions of this Restricted Stock Purchase Agreement, dated January 16, 2001 ("Agreement"). Certain capitalized terms in the Agreement are defined on Exhibit A attached hereto.

        The parties hereto agree as follows:

        1. PURCHASE AND SALE OF STOCK. You hereby agree to purchase from the Company, and the Company hereby agrees to sell to you, an aggregate of one million fifty-six thousand three hundred one (1,056,301) shares of the Common Stock of the Company (the "Stock") at two dollars and fifty cents (US $2.50) per share (the "Price Per Share"), for an aggregate purchase price of two million six hundred forty thousand seven hundred fifty-two dollars and fifty cents (US $2,640,752.50), payable by promissory note.

        2. CLOSING. The closing hereunder, including payment for and delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree. At the closing you shall deliver the following documents:

            (a) Two executed copies of the Assignment Separate From Certificate (with date and number of shares blank) substantially in the form attached hereto as Exhibit B and executed Joint Escrow Instructions substantially in the form attached hereto as Exhibit C, along with the certificate or certificates evidencing the Stock, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

           (b) Promissory note in substantially the form attached hereto as Exhibit D and an executed pledge agreement in substantially the form attached hereto as Exhibit E (the "Pledge Agreement"), along with the certificate or certificates evidencing the Stock, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

        3. VESTING. Subject to the limitations contained herein, the Stock will vest ratably in equal daily installments over a period of four (4) years from the date of this Agreement such that one hundred percent (100%) of the Stock will be vested at the end of such four (4) year period, provided that vesting will cease upon the termination of your Continuous Service.

        4. RESTRICTIONS ON TRANSFER. You agree that the Company (or a representative of the underwriters) may, in connection with an underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you under this Agreement, for a period of time specified by



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the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

        5. PURCHASE OPTION. The Company shall have the right (the "Purchase Option") to purchase all or any part of the Stock received pursuant to this Agreement that has not as yet vested in accordance with the vesting schedule set forth in Section 3 of this Agreement ("Unvested Shares") on the following terms and conditions:

           (a) The Company shall, simultaneously with termination of your Continuous Service, purchase at the Price Per Share all of the Unvested Shares, unless the Company agrees to waive its Purchase Option as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Agent) within ninety (90) days after the termination of your Continuous Service, and the Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Purchase Option as to all of the Unvested Shares, then upon such termination of your Continuous Service, the Escrow Agent shall transfer to the Company the number of Unvested Shares the Company is purchasing.

           (b) The Company shall pay for the purchase of any Unvested Shares with respect to which it exercises its Purchase Option in cash or by cancellation of purchase money indebtedness within ninety (90) days after the termination of your Continuous Service.

           (c) The Stock issued under this Agreement shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit C.

        6. ADJUSTMENTS TO STOCK. If, from time to time, during the term of the Purchase Option there is any change affecting the Company's outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which you are entitled by reason of your ownership of Stock shall be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of the Stock presently subject to the Purchase Option, but only to the extent the Stock is, at the time, covered by such Purchase Option. The Price Per Share of Stock upon exercise of the Purchase Option shall be appropriately adjusted. The Company's Board of Directors shall make such adjustments and its determination shall be final, binding and conclusive (the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company).


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        7. CHANGE IN CONTROL.

           (a) In the event (a) your employment is terminated by the Company or its successor without Cause or if you resign from the Company with Good Reason following a Change in Control and (b) within ninety (90) days after the termination of your employment with the Company you furnish to the Company or its successor an executed release and waiver of claims in substantially the form attached to your offer letter dated January 16, 2001, then the Purchase Option shall terminate and all of the Stock subject to the Purchase Option shall be fully vested and released from the Purchase Option.

           (b) In the event of a Change in Control, then the Purchase Option may be assigned by the Company to any successor of the Company (or the successor's parent) in connection with such Change in Control. To the extent that the Purchase Option remains in effect following such a Change in Control, it shall apply to the new capital stock or other property received in exchange for the Stock in consummation of the Change in Control, but only to the extent the Stock is at the time subject to such Purchase Option. Appropriate adjustments shall be made to the Price Per Share payable upon exercise of the Purchase Option to reflect the effect of the Change in Control upon the Company's capital structure.

        8. PARACHUTE PAYMENTS. In the event that any payments and other benefits provided for in this Agreement or otherwise payable to you (the "Benefits") would (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, the Benefits to which you are entitled pursuant to this Agreement shall be either:

           (a) Provided to you in full, or

           (b) Provided to you at such lesser extent that would result in no portion of the Benefits being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by you, on an after tax basis, of the greatest amount of the Benefits, notwithstanding that all or some portion of the Benefits may be taxable under the Excise Tax. Unless you and the Company otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by an accountant selected by you. In the event of a reduction of the Benefits under this Agreement, you shall be given the choice of which of the Benefits to reduce. For purposes of making the calculations required by this subsection, the accountant that you select may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. You and the Company shall furnish your accountant such information and documents as he may reasonably request in order to make a determination under this subsection.



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           Any payment and benefits received by you upon a Change in Control shall be in lieu of any other severance payment to you, including the severance payment provided in subsection 7 herein. In the event that you become entitled to payment and benefits upon a Change in Control, the Company shall have no further obligation to pay you any base salary, bonus or other compensation or benefits under this Agreement, except for benefits due to you (or your dependents) under the terms of your benefit plans.

        9. RESTRICTIVE LEGENDS. The shares issued under this Agreement shall be endorsed with appropriate legends determined by the Company, including but not limited to the following legends:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

        10. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Stock, you represent to the Company the following:

            (a) You are aware of the Company's business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. You are purchasing the Stock for investment for your own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

            (b) You understand that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

            (c) You further acknowledge and understand that the Stock must be held indefinitely unless the Stock is subsequently registered under the Securities Act or an exemption from such registration is available.

            (d) You are familiar with the provisions of Rule 144 under the Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such


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


issuer), in a non-public offering subject to the satisfaction of certain conditions. The Stock may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

            (e) You further warrant and represent that you have either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the purchase of the Stock by virtue of your business or financial expertise or of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

        11. AGREEMENT NOT A SERVICE CONTRACT. This Agreement is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in this Agreement shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

        12. WITHHOLDING OBLIGATIONS.

            (a) Upon the execution of this Agreement, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with this Agreement.

            (b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

        13. TAX CONSEQUENCES. The acquisition and vesting of the Stock may have adverse tax consequences to you that may be avoided or mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the date you purchase the shares pursuant to this Agreement. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

        14. NOTICES. Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.



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

        15. MISCELLANEOUS.

            (a) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon you, your successors, and assigns. The Purchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part. Your rights and obligations under this Agreement may only be assigned with the prior written consent of the Company.

           (b) ATTORNEYS' FEES; SPECIFIC PERFORMANCE. You shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon exercise of the Purchase Option and payment of the purchase price for any Unvested Shares purchased upon exercise of the Purchase Option, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall, upon proper exercise of the Purchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

           (c) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California as they apply to agreements entered into in the State of California between residents of that state. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court located in San Diego, California.

           (d) FURTHER EXECUTION. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

           (e) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

           (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.



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           (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   EPIMMUNE INC.


                                   By: /s/ Robert De Vaere
                                       ----------------------------------------

                                   Title: VP, Finance & CFO
                                          -------------------------------------

                                   Address:  5820 Nancy Ridge Drive, Suite 100
                                             San Diego, CA 92121


                                   /s/ Emile Loria
                                   --------------------------------------------
                                   EMILE LORIA


                                   Address: 31 rue de Dr. Jean Arlaud
                                            31500 Toulouse, France



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

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


For purposes of the Agreement (including this Exhibit A):

"AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

"CAUSE" shall mean: (i) willful misconduct by you including, but not limited to, dishonesty which materially and adversely reflects upon your ability to perform your duties for the Company; (ii) your conviction of, or the entry of a pleading of guilty or nolo contendere by you to, any crime involving moral turpitude or any felony; (iii) fraud, embezzlement or theft against the Company; (iv) a material breach by you of any material provision of the Proprietary Information and Inventions Agreement between you and the Company; or (v) your willful and habitual failure to attend to your duties as assigned by the Board of Directors or officers of the Company to whom you report and, in the case of clauses (iv) and (v) above, which breach, misconduct or non-performance is not cured by you within thirty (30) days after you receive written notice from the Company of such breach, misconduct or non-performance.

"CHANGE IN CONTROL" shall mean: (i) a dissolution or liquidation of the Company;
(ii) a sale or other disposition of all or substantially all of the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors.

"CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. The Company's Board of Directors or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.


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"DIRECTOR" means a member of the Board of Directors of the Company.

"EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"GOOD REASON" shall mean termination by you of your employment with the Company upon not less than thirty (30) days' prior written notice to the Company (to allow the Company to remedy any basis for Good Reason termination) as a result of (i) a substantial diminution in the scope of your duties and authority within the Company which results in the assignment of duties and responsibilities of materially lesser status, dignity and character than your duties and responsibilities on the date of execution of this Agreement, which is not the result of your failure to attend to and/or successfully complete your duties and responsibilities, (ii) any reduction in your base salary as initially set forth herein or as may be increased from time to time, or (iii) relocation of your office, without your consent, to a location that is more than thirty (30) miles from the Company's current corporate headquarters.

"OFFICER" means a person who is an officer of the Company within the meaning of
Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

"SECURITIES ACT" means the Securities Act of 1933, as amended.




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                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement (the "Agreement"), Emile Loria hereby sells, assigns and transfers unto Epimmune Inc., a Delaware corporation ("Assignee"), ________________________ (__________) shares of the Common Stock of the
Assignee, standing in the undersigned's name on the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ____________________________ as attorney-in-fact to transfer the said stock on the books of the within named company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the reacquisition of shares of Common Stock of said corporation issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Assignee's Purchase Option under the Agreement.

Dated:   January 16, 2001
      ------------------------------


                                      Signature:      /s/ Emile Loria
                                                 ------------------------------
                                                          EMILE LORIA



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                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement (the "Agreement"), Emile Loria hereby sells, assigns and transfers unto Epimmune Inc., a Delaware corporation ("Assignee"), ________________________ (__________) shares of the Common Stock of the
Assignee, standing in the undersigned's name on the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ____________________________ as attorney-in-fact to transfer the said stock on the books of the within named company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the reacquisition of shares of Common Stock of said corporation issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Assignee's Purchase Option under the Agreement.


Dated:     January 16, 2001
       ------------------------


                                        Signature:  /s/ Emile Loria
                                                   ----------------------------
                                                   EMILE LORIA, RECIPIENT

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS


January 16, 2000

Assistant Secretary
Epimmune Inc.
5820 Nancy Ridge Drive
San Diego, CA  92121

Dear Sir/Madam:

        As Escrow Agent for both Epimmune Inc., a Delaware corporation (the "Company"), and the undersigned recipient of stock of the Company ("Recipient"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement, dated January 16, 2001 (the "Agreement") to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Agreement.

        1. In the event Recipient ceases to render Continuous Service to the Company or an Affiliate during the vesting period set forth in the Agreement, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of Stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Stock being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

        3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

        4. This escrow shall terminate upon the later of (a) payment in full under the Promissory Note of even date herewith and (b) vesting of all of the shares of Stock or the earlier repurchase of all of the Unvested Shares by the Company (or waiver of the Purchase Option with regard to such Unvested Shares).

        5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

        6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. You shall be entitled to employ such legal counsel, including but not limited to Cooley Godward LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Assistant Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

        13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten
(10) days' written notice to each of the other parties hereto:


        COMPANY:                 Epimmune Inc.
                                 5820 Nancy Ridge Drive
                                 San Diego, CA  92121
                                 Attn: Chief Financial Officer

        RECIPIENT:               Emile Loria
                                 31 rue du Dr Jean Arlaud
                                 31500 Toulouse, France

        ESCROW AGENT:            Epimmune Inc.
                                 5820 Nancy Ridge Drive
                                 San Diego, CA  92121
                                 Attn:  Assistant Secretary

        16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.


                                            Very truly yours,

                                            EPIMMUNE, INC.



                                            By:   /s/ Robert De Vaere
                                               --------------------------------
                                            Title:   VP, Finance & CFO
                                                   ----------------------------


                                            RECIPIENT


                                                     /s/ Emile Loria
                                            -----------------------------------
                                            Emile Loria



ESCROW AGENT:

/s/ Robert De Vaere
-----------------------------------
Robert De Vaere